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                                                                      Exhibit 23

                              ACCOUNTANTS' CONSENT



Board of Directors
First National Corporation

         We consent to the incorporation by reference, in this Post-Effective Amendment No. 1 on Form S-8 to First National Corporation's Registration Statement on Form S-4, of out report dated February 2, 1999 (except for Note 26, as to which the date is March 4, 1999), included in First National Corporation's 1998 Annual Report on Form 10-K.

/s/ J. W. Hunt and Company, LLP
-------------------------------
J. W. Hunt and Company, LLP


Columbia, South Carolina
September 14, 1999